UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

INDEPENDENCE POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-282541	35-2851106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14114 N. Dallas Parkway, Suite 200, Dallas, Texas 75254

(Address of principal executive offices) (Zip Code)

(903) 944-7121

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2026, the board of directors (the “Board”) of Independence Power Holdings, Inc. (the “Company”) approved an increase in the size of the Board from five members to seven members and appointed Brian L. Cantrell and Mathew Newfield as new directors to fill the resulting vacancies, effective immediately, each to serve until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

The Board also (i) appointed each of Mr. Cantrell and Mr. Newfield as additional members of the Audit Committee of the Board (the “Audit Committee”), with Mr. Cantell appointed as chairperson of the Audit Committee, (ii) established and formed the Compensation Committee of the Board (the “Compensation Committee”) and (iii) appointed each of Mr. Cantrell, Mr. Newfield and H. Nicholson Carter as initial members of the Compensation Committee, with Mr. Newfield appointed as the initial chairperson of the Compensation Committee.

Brian L. Cantrell served as Senior Vice President and Chief Financial Officer of Alliance Resource Partners, L.P. (Nasdaq: ARLP) from October 2003 until his retirement in March 2023. While with Alliance, he also served as Senior Vice President and Chief Financial Officer of Alliance Holdings GP, L.P. (Nasdaq: AHGP), the general partner of ARLP, from its initial public offering in May 2006 until its merger with ARLP in May 2018. Prior to joining Alliance, he was President of a telecommunications fiber optic network provider, AFN Communications, LLC, where he had previously served as Executive Vice President and Chief Financial Officer. Mr. Cantrell also has held executive positions with several oil and gas exploration and production companies including as Chief Financial Officer, Treasurer and member of the Board of Directors of Brighton Energy, LLC; Vice President – Finance of KCS Medallion Resources, Inc.; and Vice President – Finance, Secretary and Treasurer of Intercoast Oil and Gas Company. He started his career with the public accounting firm of Peat, Marwick, Mitchell & Co. Mr. Cantrell is a member of the advisory boards of several private companies and firms and is also a former director of Guaranty Bank and Trust Co., Tulsa, OK. Mr. Cantrell is a Certified Public Accountant (retired) and holds a Master of Accountancy (Taxation) and Bachelor of Accountancy from the University of Oklahoma.

Mathew Newfield serves as the President and Chief Technology Officer of Diversified, an audiovisual technology solutions provider, where he leads go-to-market and sales operations, engineering, the project management office and international and innovation. From 2018 to 2022, Mr. Newfield served as the Senior Vice President and Chief Security Infrastructure Officer at Unisys Corporation (NYSE: UIS), in which capacity he led information security, technology infrastructure and risk & compliance functions globally. Mr. Newfield also previously held executive security positions at several technology companies, including BU Information Security Officer & Global Process Officer, Global Managed Security Services of IBM Corporation (NYSE: IBM); Executive Vice President, Operations and Technology, of DDC Advocacy; Senior Director, Global Operations, of RSA; and Vice President, Information Security and Corporate Security, of Cybertrust, Inc. Mr. Newfield is currently a member of the Cybersecurity Maturity Model Certification Accreditation Body (CMMC AB) and the National Technology Security Coalition (NTSC), and was formerly a SANS instructor. Mr. Newfield holds a Bachelor of Science, Industrial and Organizational Psychology from George Mason University.

Each of Messrs. Cantrell and Newfield will receive compensation for their services as directors and committee members consistent with the independent director compensation structure approved by the Board. Neither Mr. Cantrell nor Mr. Newfield have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Cantrell or Mr. Newfield and any previous or current officers or directors of the Company. There are no arrangements or understandings between Mr. Cantrell or Mr. Newfield, on the one hand, and any other persons, on the other hand, pursuant to which either Mr. Cantrell or Mr. Newfield was selected as a director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE POWER HOLDINGS, INC.

Date: February 20, 2026	By:	/s/ Todd Parkin
Todd Parkin Chief Executive Officer

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